Media Contact:	Investor Contact:

Barbara Henderson SVP, Worldwide Corp. Comm. (310) 410-9600 ext. 32736	Erin Gehan Sr. Director Investor Relations (310) 410-9600 ext. 32862

HERBALIFE LTD. INCREASES ITS SHARE REPURCHASE
PROGRAM TO $450 MILLION

LOS ANGELES, August 23, 2007 — Herbalife Ltd. (NYSE: HLF) announced today that the board approved an increase of $150 million to its previously approved program, raising the total authorized value to $450 million.

The company has been actively purchasing its common shares in the open market since the initial $300 million authorization in April 2007. The company disclosed in its most recent Form 10Q, that it had repurchased 3.5 million shares during the 2nd quarter for $139 million. During the month of August 2007, the company repurchased an additional 1.7 million shares for $65 million. Since authorization of the share repurchase program on April 17, 2007, the company has repurchased 5.2 million shares for an aggregate of $204 million, representing approximately 7 percent of the fully diluted share base as of that date.

The company’s Chairman and Chief Executive Officer, Michael O. Johnson, said “I remain very bullish on the long-term outlook for our company and Herbalife shares remain significantly undervalued in today’s market. We view this buy-back as a highly accretive step to accelerate returns to all shareholders, and therefore, have used excess cash and debt to fund the repurchase.”

To finance a portion of the share repurchase program, the company has requested an increase of $150 million in the revolving credit commitments pursuant to its existing Credit Agreement dated July 21, 2006. Including this increase, the company would have aggregate revolving credit commitments of $250 million. The company is pursuing this borrowing facility increase on a best efforts basis and expects it to be concluded by September 15, 2007.

About Herbalife Ltd.

Herbalife (http://www.herbalife.com) is a global network marketing company that sells weight-management, nutritional supplements and personal care products intended to support a healthy lifestyle. Herbalife products are sold in 65 countries through a network of more than 1.6 million independent distributors. The company supports the Herbalife Family Foundation (http://www.herbalifefamilyfoundation.org) and its Casa Herbalife program to bring good nutrition to children. Please visit Investor Relations (http://ir.herbalife.com) for additional financial information.

Disclosure Regarding Forward-Looking Statements

Except for historical information contained herein, the matters set forth in this press release are “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words, “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” or “anticipate” and any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

• our relationship with, and our ability to influence the actions of, our distributors;
• adverse publicity associated with our products or network marketing organization;
• uncertainties relating to interpretation and enforcement of recently enacted legislation in China governing direct selling;
• risk of our inability to obtain the necessary licenses to expand our direct selling business in China;
• adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies;
• risk of improper action by our employees or international distributors in violation of applicable law;
• changing consumer preferences and demands;
• loss or departure of any member of our senior management team which could negatively impact our distributor relations and operating results;
• the competitive nature of our business;
• regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products, and network marketing program, including the direct selling market in which we operate;
• risks associated with operating internationally, including foreign exchange risks;
• our dependence on increased penetration of existing markets;
• contractual limitations on our ability to expand our business;
• our reliance on our information technology infrastructure and outside manufacturers;
• the sufficiency of trademarks and other intellectual property rights;
• product concentration;
• our reliance on our management team;
• uncertainties relating to the application of transfer pricing, duties and similar tax regulations;
• taxation relating to our distributors,
product liability claims; and
• there can be no assurance that we will purchase any of our shares in the open market or otherwise.

##########